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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8, File No. 333-97037, File No. 333-90332, File No. 33-99582; File No. 333-54254, File No. 333-95479, File No. 333-72761; File No. 333-51413 and File No. 333-05283 of Photon Dynamics, Inc. of our report dated July 5, 2002 relating to the financial statements of ART Advanced Research Technologies Inc.'s Infrared Screening and Inspection Solutions Division, which appears in this Current Report on Form 8-K/A.

/s/ RAYMOND CHABOT GRANT THORNTON

Montreal, Canada
September 19, 2002

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS